Exhibit 99.1

FOR IMMEDIATE RELEASE

McLeodUSA Receives Broad Lender Support for Reorganization Plan

•                  Company Files Prepackaged Chapter 11 Plan of Reorganization

•                  Customers, Employees and Trade Creditors to be Unaffected

•                  Lending Group Confirms Commitment to Additional Financing

•                  No Recovery for Preferred or Common Stockholders

Cedar Rapids, Iowa -- October 28, 2005 -- McLeodUSA Incorporated, one of the nation’s largest independent, competitive telecommunications services providers, announced today that it has received the support of the majority of its lenders representing more than 90% of its debt for its previously announced prepackaged plan of reorganization.  As a result, the Company and its subsidiaries have filed voluntary petitions for Chapter 11 protection with the U.S. Bankruptcy Court for the Northern District of Illinois.  McLeodUSA’s prepackaged reorganization plan should allow it to complete as quickly as possible a restructuring of its approximately $777.3 million in debt, plus interest, while continuing to maintain normal business operations for its more than 320,000 customers nationwide.

During the bankruptcy proceedings, the Company expects to operate its business in the ordinary course, without disruption to its employees, customers or suppliers.  The Company has approximately $27 million in cash available as of the date of filing, and has secured a commitment from its lenders for debtor-in-possession financing of up to $50 million, to be replaced upon the Company’s exit from bankruptcy with a new $50 million revolving credit facility.  The Company’s approximately $677.3 million of secured Junior Debt, plus accrued interest, will be converted into 100% of the Company’s equity, and the Company’s existing $100 million in secured Senior Debt will be cancelled and replaced with a $100 million term facility.  All of the Company’s existing Preferred and Common stock will be cancelled, and holders of that stock will have no recovery.

The Company is requesting bankruptcy court approval of its restructuring plan as quickly as possible.  However, as previously announced, completion of the restructuring process depends on many factors, including approval by the bankruptcy court of the Company’s plan of reorganization, finalizing the proposed exit debt facilities and receiving necessary regulatory approvals.  Therefore, a specific date for completing the restructuring process cannot be estimated at this time.

About McLeodUSA

McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states.  The Company is a facilities-based telecommunications provider with, as of June 30, 2005, 38 ATM switches, 39 voice switches, 698 collocations and 432 DSLAMs.  The Company today has approximately 1,720 employees.  Visit the Company’s Web site at www.mcleodusa.com

Some of the statements in this press release include statements about our future expectations.  Statements that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act.  Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, Adjusted EBITDA, profitability, savings and cash.  In some cases, you can identify these so-called “forward-looking statements” by our use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “intend” or “potential” or the negative of those words and other comparable words.  These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations.  Our expectations are based on various factors and assumptions and reflect only our predictions.  Factors that could cause actual results to differ materially from the forward-looking statements include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, our ability to continue as a going concern, our ability to implement a strategic transaction or a capital restructuring, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate.  These and other risks are described in more detail in our most recent Annual Report on Form 10-K filed with the SEC.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA

Investor Contact: Bryce Nemitz

Press Contact:  Bruce Tiemann

Phone:  (319) 790-7800